Exhibit 99.1
Third Quarter 2012 Earnings Conference Call November 9, 2012 NASDAQ: HTCO

“Safe Harbor” Statement Information set forth in this presentation contains financial estimates and other forward-looking statements that are subject to risks and uncertainties; therefore, actual results might differ materially from such statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements. A discussion of factors that may effect future results is contained in HickoryTech’s filings with the Securities and Exchange Commission including its Form 10-K/A and Forms 10-Q/A. HickoryTech disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise. This presentation also contains certain non-GAAP financial measures. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are available in our presentation.

HTCO Q3 2012 Summary Ongoing diversification and business focus drives revenue growth and helps offset telecom declines. Operating Revenue totaled $45.8 M, +1% Fiber and Data Segment +36% Equipment Segment -9% Telecom Segment -12% Operating income totaled $4.6 M, -28% Net income totaled $1.7 M, -18% EPS was $0.13 per share, -19% EBITDA totaled $11.4 M, -6% IdeaOne integration on track Quarterly dividend increased to $0.145 per share, up 4% Third Quarter 2012 compared to Third Quarter 2011

Consolidated Revenue Q3-12 compared to Q3-11 Consolidated revenue +1% Fiber and Data revenue +36% Equipment revenue -9% Telecom revenue -12% ($ in millions)

76% of 2012 YTD revenue is from Business & Broadband Services Revenue Diversification Majority of revenue is recurring services Business and Broadband includes equipment sales of $39 M Business and Broadband Legacy Telecom

Earnings and Income Operating Income down 28% from Q3-11 Diluted EPS ($ in millions) Operating Income EPS decreased 19% from Q3-11 Lower EPS due to Telecom network access/local service declines and added depreciation expense (primarily IdeaOne)

Business Segments Q3-12 compared to Q3-11 Revenue up 36% Strong data services sales Includes IdeaOne operations ($ in millions) before intersegment eliminations Equipment Revenue Fiber and Data Revenue Q3-12 compared to Q3-11 Revenue down 9% Equipment hardware sales down 9% Equipment services down 3%

Telecom Segment Q3-12 compared to Q3-11 Telecom revenue down 12% Network Access revenue down 15% due to: Expiration of interstate infrastructure support reimbursements Cancellation of conferencing company contract Impacts of industry-wide access reform regulation Declines in access lines, minute-of-use Broadband revenue down 5% Bill Processing revenue down 29% Telecom Revenue ($ in millions) before intersegment eliminations

Debt Balance ($ in millions) Net debt was $127.1 million at 9/30/12 Net Debt Balance Cash

Fiber Network Expansion Greater Minnesota Broadband Collaborative Project Phase 1 – construction of long-haul fiber network from St. Paul to Duluth, Minn. / Superior, Wisc. complete Phase 2 will extend fiber from Brainerd, Minn. to Moorhead, Minn. Construction in progress Project will be completed by Aug. 2013

2012 Fiscal Outlook Fiscal 2012 outlook updated in Q3 earnings release on Nov. 8, 2012.

Key Strategic Initiatives Strategic Growth through organic and external growth

HTCO Investment Summary Solid Financial Performance (Nine Months ended Sept. 30 2012 compared to same period 2011) Consolidated revenue +10%, Strong Business Growth: Fiber & Data revenue +31% Equipment revenue +17%, Telecom revenue - 9% EBITDA +3% Strong momentum going forward IdeaOne integration on track – realizing synergies, on pace to complete integration by year-end Continued progress with Greater Minn. Broadband Collaborative Project – Phase 1 completed, Phase 2 construction on track Strong Balance Sheet – solid free cash flow, debt/EBITDA ratio less than 3 to 1 Delivering on Strategy – growth in business services, increasing shareholder value

HickoryTech Strengths Diverse revenue streams / markets, emerging growth through business revenue stream and fiber network expansion More than 60 years of dividend return, yield 5-6% Increased dividend 4 times in five years Experienced company with 114-year track record of financial stability Strong cash flow, strong balance sheet, high level of recurring revenue Focused on increasing the value of HickoryTech by growing EBITDA, strategic services, managing debt

Appendix Reconciliation of Non-GAAP Measures 1 EBITDA, a non-GAAP financial measure, is as defined in our credit agreement

Appendix Reconciliation of Non-GAAP Measures 1 EBITDA, a non-GAAP financial measure, is as defined in our credit agreement

Appendix Reconciliation of Non-GAAP Measures 1 EBITDA, a non-GAAP financial measure, is as defined in our credit agreement